Exhibit 99.1

Zogenix, Inc. Announces Closing of Exercise by Initial Purchasers of Option to Purchase an Additional $30.0 Million of 2.75% Convertible Senior Notes Due 2027

EMERYVILLE, California—(GLOBE NEWSWIRE)—October 5, 2020—Zogenix, Inc. (Nasdaq: ZGNX), a global biopharmaceutical company developing rare disease therapies, today announced that the initial purchasers of the previously announced offering of its 2.75% convertible senior notes due 2027 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, elected to exercise in full their 13-day option to purchase an additional $30,000,000 aggregate principal amount of the notes (the “additional notes”). The sale of the additional notes closed today.

The additional notes have identical terms to the 2.75% convertible senior notes due 2027 sold on September 28, 2020 (the “original notes” and, together with the additional notes, the “notes”) and, following today’s closing, there is a total of $230,000,000 aggregate principal amount of notes outstanding. The aggregate net proceeds from the offering of the notes was approximately $222.7 million after deducting the initial purchasers’ discounts and commissions and estimated expenses payable by Zogenix. Zogenix intends to use the net proceeds from the offering to fund development and commercialization of Fintepla in Dravet syndrome, Lennox-Gastaut syndrome, and other potential indications, to fund the development of MT1621 in TK2 deficiency and other general corporate purposes, such as working capital and general and administrative expenses.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Zogenix

Zogenix is a global biopharmaceutical company committed to developing and commercializing therapies with the potential to transform the lives of patients and their families living with rare diseases. The company’s first rare disease therapy, FINTEPLA® (fenfluramine) oral solution, C-IV has been approved by the U.S. FDA and is under review in Europe for the treatment of seizures associated with Dravet syndrome, a rare, severe childhood onset epilepsy. In addition, the company has two late-stage development programs underway: one for FINTEPLA for the treatment of seizures associated with Lennox-Gastaut syndrome, a rare childhood-onset epilepsy and another for MT1621, an investigational novel substrate enhancement therapy for the treatment of TK2 deficiency, a rare genetic disorder. MT1621 is being developed through Modis Therapeutics, a Zogenix company.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the anticipated use of proceeds from the offering. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties inherent in Zogenix’s business, including those described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Zogenix can be found under the heading “Risk Factors” in Zogenix’s periodic reports, including its annual report on Form 10-K for the year ended December 31, 2019 and its quarterly report on form 10-Q for the quarterly period ended June 30, 2020, each of which are available on the SEC’s web site at www.sec.gov. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact Information

Zogenix

Melinda Baker

Senior Director, Corporate Communications

+1 (510) 788-8732 | corpcomms@zogenix.com

Investors

Brian Ritchie

Managing Director, LifeSci Advisors LLC

+1 (212) 915-2578 | britchie@lifesciadvisors.com